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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF DESIGNATION

                             RIGHTS AND PREFERENCES

                                     OF THE

                 SERIES D NON-VOTING CONVERTIBLE PREFERRED STOCK

                                WITHOUT PAR VALUE

                                       OF

                            NATIONAL CITY CORPORATION


                    -----------------------------------------

                       Pursuant to Section 151 (g) of the
                             General Corporation Law
                            of the State of Delaware

                    -----------------------------------------


         NATIONAL CITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: The Restated Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 5,000,000 shares of preferred stock, without par value, of the Corporation ("Preferred Stock") in one or more series, and authorizes the Board of Directors to fix by resolution or resolutions and designation of each series of Preferred Stock and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

         SECOND: The Board of Directors of the Corporation, at a meeting duly held and called on February 16, 2004, authorized the issuance of shares of Preferred Stock of the Corporation in exchange for shares of Series D non-voting convertible Preferred Stock, with $1.00 par value, of Provident Financial Group, Inc. ("Company Series D Preferred Stock") and did duly adopt the following resolution providing for the designation, powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof, of the Series D Non-Voting Convertible Preferred Stock, without par value, of the Corporation.


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         THIRD: That a copy of this Certificate of Designation Rights and
Preferences of the Series D Non-Voting Convertible Preferred Stock, without par value was presented to the meeting of the Board of Directors of National City Corporation held on February 16, 2003

         RESOLVED, that the Corporation authorize and issue Series D Non-Voting Convertible Preferred Stock, without par value, up to an aggregate of 70,272 shares at such time or times and having such rights and preferences as provided by the Certificate of Designation Rights and Preferences of the Series D Non-Voting Preferred Stock Without Par Value of National City Corporation in the form presented to and retained with the records of this meeting ("Preferred Stock") together with an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Preferred Stock;

                             RIGHTS AND PREFERENCES

Section 1.        Designation of Series and Number of Shares.
                  ------------------------------------------

         The shares of such series of Preferred Stock shall be designated "Series D Non-Voting Convertible Preferred Stock" (hereinafter referred to as the "Series D Preferred Stock"), and the authorized number of shares which shall constitute such series shall be 70,272 shares, without par value, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

Section 2.        Dividends.
                  ---------

         (A) Dividends shall be paid on outstanding shares of Series D Preferred Stock if, as and when dividends are paid on Common Stock of the Corporation at a dividend rate per share of Series D Preferred Stock equal to the product of (i) the number of shares of Common Stock of the Corporation into which each share of Series D Preferred Stock is convertible, and (ii) the dividend paid by the Corporation on each share of its outstanding Common Stock. "Common Stock" shall have the definition set forth in Section 6(J) hereof.

         (B) As used in this Section 2, the word "dividends" shall not include dividends payable solely in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) of the Corporation (if, but only if, an adjustment to the Conversion Price is made with respect to such dividend pursuant to Section 6(A) hereof) but shall include warrants or rights to subscribe for or to purchase any security of the Corporation and any other distribution made to holders of the Corporation's Common Stock.


Section 3.        Liquidation Preference.
                  ----------------------

         (A) The Series D Preferred Stock shall be preferred over the Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets in the event of any liquidation or dissolution or winding up of the Corporation and, in any such event, the holders of the Series D Preferred Stock shall be entitled to receive, after payment or provision for payment of the debts and other liabilities of the Corporation, out of the assets of

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the Corporation available for distribution to its stockholders, $100 per share, and no more, together with an amount equal to all dividends accrued and unpaid thereon to the date of final distribution, for each share of the Series D Preferred Stock held by them before any distribution of the assets shall be made to the holders of the Common Stock or any other class or series of stock ranking junior to the Series D Preferred Stock as to distribution of assets. Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full on the Series D Preferred Stock as provided in the preceding sentence, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series D Preferred Stock as to distribution of assets shall, subject to the respective terms and provisions, if any, applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series D Preferred Stock shall not be entitled to share therein.

         (B) If, upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series D Preferred Stock are not paid in full, the holders of shares of the Series D Preferred Stock, together with all classes or series of stock ranking on a parity with the Series D Preferred Stock as to distribution of assets, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Series D Preferred Stock and any other class or series of stock that so ranks on a parity with the Series D Preferred Stock were paid in full.

         (C) Neither the merger or consolidation of the Corporation with or into another corporation nor the sale, lease or other transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation or dissolution or winding up of the Corporation.

         (D) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date and the place where the distributable amount shall be payable and containing a statement of the conversion right set forth hereinafter, shall be given by mail, not less than thirty (30) days prior to the payment date stated herein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall then appear on the books of the Corporation.

Section 4.        Automatic Conversion Upon Certain Transfers.
                  -------------------------------------------

         Any shares of Series D Preferred Stock that are transferred to any person, other than Great American Insurance Company, Great American Life Insurance Company or any of their respective affiliates ("Original Holders"), shall upon such transfer be automatically converted into Common Stock at the Conversion Price (as defined in Section 6 below) in effect on the date of such transfer. For purposes of this provision, an "affiliate" of any person is another person controlling, controlled by or under common control with such person.

Section 5.        No Redemption.
                  -------------

         The Corporation shall have no right to redeem any shares of Series D Preferred Stock at any time.

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Section 6.        Conversion.
                  ----------

         Shares of Series D Preferred Stock may be converted at any time and from time to time at the option of the holder thereof into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of 15.96 shares of Common Stock as constituted on February 16, 2004 for each share of Series D Preferred Stock surrendered for conversion. The conversion rate expressed may also be expressed as a conversion price of $6.26 (the "Conversion Price") based on a liquidation value of each share of Series D Preferred Stock of $100.00.

         (A) The Conversion Price shall be subject to adjustment from time to time in case the Corporation shall (a) pay a dividend, or make a distribution, to all holders of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any securities, in which case the Conversion Price and terms of conversion in effect immediately prior to such action shall be adjusted so that the holder of any share of Series D Preferred Stock thereafter surrendered for conversion shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or been entitled to receive immediately following such action had such share of Series D Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 6(A) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         All calculations under this Section 6 shall be rounded to the nearest cent or to the nearest one hundredth of a share, as the case may be.

         Whenever the Conversion Price is adjusted as herein provided, the Corporation shall mail a copy of a statement setting forth the adjusted Conversion Price determined as provided herein and setting forth the method of calculation and the facts requiring such adjustment and upon which such calculation is based to each person who is a registered holder of Series D Preferred Stock at such person's last address as the same appears on the books of the Corporation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

         (B) If, at any time while shares of Series D Preferred Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash out of current or retained earnings, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof) or become a party to any consolidation or merger for which approval of the holders of its stock is required, or sell or transfer all or substantially all of the assets of the Corporation, then the Corporation shall cause to be mailed to registered holders of Series D Preferred Stock, at their last addresses as they shall appear on the books of the Corporation at least twenty days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or if a record is not to be taken, the date as of which holders of Common Stock of




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record to be entitled to such dividend or distribution are to be determined, or
(y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Section 6(B) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

         (C) In case of a merger or consolidation of the Corporation with or into another corporation, or the sale of the Corporation's property or assets as, or substantially as, an entirety, to another corporation, or the reclassification of the Common Stock (other than through a subdivision or combination thereof, or change in par value), holders of shares of Series D Preferred Stock shall thereafter have the right to convert each of such shares into the kind and amount of shares of stock and other securities and property receivable upon such merger, consolidation, sale or reclassification by a holder of the number of shares of Common Stock (whether whole or fractional) into which such shares of Series D Preferred Stock might have been converted immediately prior to such a merger, consolidation, sale or reclassification, and shall have no other conversion rights under these provisions; and effective provision shall be made in the charter of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of conversion rights of Series D Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any other shares of stock and other securities and property deliverable upon conversion of Series D Preferred Stock remaining outstanding or other convertible preferred stock received in place thereof. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion right, such shares, securities or property as holders of Series D Preferred Stock remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for protection of conversion rights as above provided.

         (D) The holder of any shares of Series D Preferred Stock may exercise its option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation at its principal office the certificates representing the shares to be converted, accompanied by written notice that such holder elects to convert such shares in accordance with the provisions of this Section 6. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on conversion are to be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such certificate or certificates shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person.

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As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion.

         (E) In connection with the conversion of shares of Series D Preferred Stock into Common Stock, no fractional shares of Series D Preferred Stock or of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of such fractional interest, calculated on the market price of the Common Stock on the date of conversion.

         (F) Upon any conversion of shares of Series D Preferred Stock, no allowance, adjustment or payment shall be made with respect to accrued but unpaid dividends upon such Series D Preferred Stock or with respect to dividends on the Common Stock to be issued upon conversion.

         (G) The issuance of stock certificates on conversions of shares of Series D Preferred Stock shall be made without charge to converting shareholders for any tax in respect of the issuance thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares of Series D Preferred Stock converted, and the Corporation shall not be required to so issue or deliver any stock certificate unless and until the person or persons requesting the registration of transfer shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (H) The Corporation shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series D Preferred Stock.

         (I) Any shares of Series D Preferred Stock converted shall be retired and shall assume the status of authorized and unissued Preferred Stock, undesignated as to series, subject to reissuance by the Corporation as shares of Preferred Stock of one or more series, as may be determined from time to time by the Board of Directors, but such shares shall not be reissued as Series D Preferred Stock.

         (J) For purposes of this Section 6, Common Stock" shall mean (a) the Corporation's Common Stock, without par value, or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value; provided, however, that in the event that at any time as a result of an adjustment made pursuant to Section 6(A) above, the holder of any share of Series D Preferred Stock thereafter surrendered for conversion would become entitled to receive any stock of the Corporation other than shares of its Common Stock, thereafter the conversion rate and price with respect to such other shares so receivable upon conversion of any share of Series D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 6.


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Section 7.        Voting Rights.
                  -------------

         (A) The holders of the Series D Preferred Stock shall not be entitled to vote except as provided in this Section 7 and as otherwise provided by law.

         (B) So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, in any manner, whether by amendment to its Certificate of Incorporation or By-Laws, by merger (whether or not the Corporation is the surviving corporation in such merger), by consolidation, or otherwise, without the written consent of the affirmative vote at a meeting called for that purpose of the holders of at least two-thirds of the votes of the shares of Series D Preferred Stock then outstanding, voting separately as a class, (i) amend, alter or repeal any of the provisions of any resolution or resolutions establishing the Series D Preferred Stock so as to affect adversely the powers, preferences or special rights of such Series D Preferred Stock or
(ii) authorize the issuance of, or authorize any obligation or security convertible into, exchangeable for or evidencing the right to purchase shares of, any additional class or series of stock ranking prior to the Series D Preferred Stock in the payment of dividends or the preferential distribution of assets.

         (C) Nothing in this Section 7 shall be deemed to require any vote or consent of the holders of shares of Series D Preferred Stock in connection with the authorization or issuance of any series of Preferred Stock ranking on a parity with or junior to the Series D Preferred Stock as to dividends and/or distribution of assets.

Section 8.        Restrictions on Transfer.
                  ------------------------

         The Original Holders of the Series D Preferred Stock shall be entitled to transfer ownership of their shares only as follows:

         (A)      in a widely dispersed public offering;

         (B) in sales pursuant to Rule 144 of the Securities Act of 1933 or rules of similar import;

         (C) in sales pursuant to Rule 144A of the Securities Act of 1933, or in any other private sale in which no single purchaser acquires more than 2% of the voting shares of the Corporation; or

         (D) to the Corporation, to a third party that has acquired a majority of the shares of the Corporation or to any other Original Holder.

Section 9.        Reports.
                  -------

         (A) So long as any shares of the Series D Preferred Stock shall be outstanding, the Corporation shall provide to each holder of such shares a copy of the annual report to shareholders distributed pursuant to Rule 14a-3 of the Securities Exchange Act of 1934.

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         (B)      The Board of Directors of the Corporation shall have the right to adopt amendments to the Certificate of Incorporation in respect of any unissued or treasury shares of any class and thereby to fix or change: the division of such shares into series and the description and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

         (C) No holder of shares of any class of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

         RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

         IN WITNESS WHEREOF, NATIONAL CITY CORPORATION has caused this Certificate of Designation to be signed David A. Daberko, its Chairman and David
L. Zoeller, its Secretary, and its Corporate Seal to be hereunder affixed this ___ day of June, 2004.

                                  NATIONAL CITY CORPORATION

[Seal]

                                  By:
                                     -------------------------------------------
                                     David A. Daberko, Chairman & CEO





----------------------------------
David L. Zoeller, Secretary





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